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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statement Nos. 333-200923 and 333-200919 on Form S-8 of our report dated March 6, 2015, relating to the consolidated and combined financial statements and financial statement schedule of KLX Inc. (which report expresses an unqualified opinion and includes an explanatory paragraph regarding the basis of presentation of the consolidated and combined financial statements) appearing in this Annual Report on Form 10-K of KLX Inc. for the year ended December 31, 2014.

/s/ DELOITTE & TOUCHE LLP
Boca Raton, Florida
March 6, 2015

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM